EXHIBIT 77Q(1)(A)(II)

                         CDC NVEST CASH MANAGEMENT TRUST


                 AMENDMENT NO. 1 TO AMENDED AND RESTATED BYLAWS


Article 3 of the By-Laws is hereby replaced in its entirety with the following:

                                    ARTICLE 3
                                    Officers

     3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he or she shall be a Trustee and may, but need not be, a Shareholder, and shall be considered an officer of the Board of Trustees and not of the Trust. Any other officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person.

     3.2 ELECTION AND TENURE. The President, the Treasurer, the Secretary, the Clerk and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.3 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.4 PRESIDENT AND VICE PRESIDENTS. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

     Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

     3.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated as such by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust.

     3.6 CHAIRMAN OF THE BOARD. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. Except as the Trustees shall otherwise determine, the Chairman will preside at all meetings of the Shareholders and of the Trustees. Except to the extent the Trustees otherwise determine, if the Chairman is absent for a meeting of the Board of Trustees or if there is no Chairman, either the Chairman of the Contract Review and Governance Committee or the Chairman of the Audit Committee shall preside, as determined by the Board of Trustees. Except as the Trustees otherwise determine, if the Chairman is absent for a meeting of the Shareholders, the President of the Trust or such other officer of the Trust as is designated by the President shall preside.

     3.7 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.8 SECRETARY AND CLERK. The Secretary or Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary or Clerk from any meeting of the Shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.9 CHIEF LEGAL OFFICER. The Chief Legal Officer shall, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, review all reports of potential material violations of securities laws, breach of fiduciary duty or similar violations "up the ladder" to the Funds, evaluate the merits of the reports, and direct investigative next steps as applicable.

     3.10 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall, pursuant to Rules 38a-1 and 206(4)-7 under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, respectively, administer the funds' compliance policies and procedures, oversee the funds' service providers that have their own compliance officials, keep the Board apprised of significant compliance events at the funds or its service providers and advise the Board of needed changes in the funds' compliance program.

     3.11 ANTI-MONEY LAUNDERING OFFICER. The Anti-Money Laundering Officer will ensure the development of policies, operating procedures, and programs to enable the transfer agent to carry out its business strategies in compliance with applicable AML laws and regulations under the Sarbanes-Oxley Act of 2002.


     3.12 RESIGNATIONS; REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Adopted: August 20, 2004





                           AEW REAL ESTATE INCOME FUND

                 AMENDMENT NO. 2 TO AMENDED AND RESTATED BYLAWS





Article 3, Sections 3.5 - 3.9 of the By-Laws is hereby replaced with the following:

     3.5 CHAIRMAN; PRESIDENT; VICE PRESIDENT; CHIEF OPERATING OFFICER. Unless the Trustees otherwise provide, the Chairman of the Trustees shall preside at all meetings of the Trustees. Unless the Trustees otherwise provide, the President, or if there is none or in the absence of the President, such other officer of the Trust as is designated by the President, shall preside at all meetings of the Shareholders. Except to the extent the Trustees otherwise determine, if the Chairman is absent for a meeting of the Board of Trustees, then the Chairman of the Contract Review and Governance Committee or the Chairman of the Audit Committee shall so preside, as determined by the Board of Trustees.

     3.6 TREASURER; ASSISTANT TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, administrator or sub-administrator, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President or required by law. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.7 SECRETARY; ASSISTANT SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the Shareholders. If no such designation is made, the President shall be the Chief Executive Officer.

     3.9 CHIEF LEGAL OFFICER. The Chief Legal Officer shall, pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, review all reports of potential material violations of securities laws, breach of fiduciary duty or similar violations "up the ladder" to the Funds, evaluate the merits of the reports, and direct investigative next steps as applicable.

     3.10 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall, pursuant to Rules 38a-1 and 206(4)-7 under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, respectively, administer the funds' compliance policies and procedures, oversee the funds' service providers that have their own compliance officials, keep the Board apprised of significant compliance events at the funds or its service providers and advise the Board of needed changes in the funds' compliance program.

     3.11 ANTI-MONEY LAUNDERING OFFICER. The Anti-Money Laundering Officer will ensure the development of policies, operating procedures, and programs to enable the transfer agent to carry out its business strategies in compliance with applicable AML laws and regulations under the Sarbanes-Oxley Act of 2002.


     3.12 RESIGNATIONS; REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


Adopted: August 20, 2004